UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2008

DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Digital River, Inc. today announced that holders of 95.5% of its 1.25% Convertible Senior Notes due 2024 exercised the option to require Digital River to repurchase their notes on January 2, 2009. The option expired at 5:00 p.m. New York City time on December 31, 2008.

The purchase price was equal to 100.25% of the principal amount of each tendered note, plus accrued and unpaid interest to, but excluding, the purchase date. The purchase price was paid in cash and funded with cash on-hand of approximately $187.9 million.  Notes with an aggregate principal amount of $8,805,000 remain outstanding.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished with this report:

99.1      Press release dated January 5, 2009, announcing the completion of its cash tender offer for its 1.25% Convertible Senior Notes due 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

		By:	/s/ Thomas M. Donnelly
			Name:	Thomas M. Donnelly
			Title:	Chief Financial Officer

Date:	January 5, 2009

Exhibit Index

Exhibit No.               Description

99.1      Press release dated January 5, 2009, announcing the completion of its cash tender offer for its 1.25% Convertible Senior Notes due 2024.